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                                                                        EX-4.(c)

                         SENIOR SECURED PROMISSORY NOTE


$___________.00                                    San Francisco, California
                                                     Date:  __________, 1996


         EDNET, INC., a Colorado corporation ("Borrower"), FOR VALUE RECEIVED, hereby unconditionally promises to pay to the order of MORGAN FULLER CAPITAL GROUP L.L.C. (such entity, together with its successors and assigns being referred to herein as "Lender"), in lawful money of the United States of America, the aggregate principal amount of _______________________ and No/100 Dollars ($__________.00) (the "Loan"), together with accrued and unpaid interest thereon, payable in the amounts, on the dates and in the manner set forth below.

         1. Principal Payments. The entire principal amount of and all accrued interest on this Senior Secured Promissory Note (the "Note") shall be due and payable on November 15, 1996 (the "Maturity Date"), provided, however, that if the entire principal amount of and all accrued interest on this Note is not repaid on the Maturity Date, the Loan shall be converted into a term loan and Borrower shall pay to Lender on the first day of each calendar month, commencing on December 1, 1996 (the "Conversion Date"), principal in the amount of $100,000.00, and all accrued interest thereon, until the entire principal amount of and all accrued interest on this Note is repaid in full.

         2. Interest. Borrower further promises to pay interest on the outstanding principal balance of this Note on March 31, June 30, September 31 and December 31 of each year, calculated pro rata for any partial quarter, from the date hereof until the Conversion Date, at the rate of fourteen percent (14%) per annum, and thereafter until payment in full, at the rate of eighteen percent (18%) per annum.

         3. Place of Payment. All amounts payable hereunder shall be payable to Lender, at the office of Morgan Fuller Capital Group L.L.C., 595 Market Street, Suite 2100 San Francisco, California 94105, Attention: Gordon R. Taubenheim, or such other place of payment as may be specified by Lender in writing.

         4. Application of Payments. Payments on this Note shall be applied: first, to any late fees, charges and costs, second, to accrued interest, and thereafter, to the outstanding principal balance hereof.

         5. Prepayment; Late Charges; Loan Fee. This Note may be prepaid by Borrower without penalty. In the event that any principal or interest due hereunder is not timely paid and until the occurrence of an Event of Default (as defined below), Borrower shall pay Lender a late charge of five percent (5%) of such overdue principal or interest payment. On the date of this Note, Borrower shall pay Lender a loan fee of five percent (5%) of the Loan.





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       6. Secured Note. The full amount of this Note is secured by the collateral identified and described as security therefor in that certain Security Agreement dated as of even date herewith, executed and delivered by Borrower (the "Security Agreement"). This Note, the Security Agreement and any of other documents executed in connection herewith or therewith are referred to herein collectively as the "Loan Documents."

         7. Representations and Warranties. Borrower hereby warrants and represents to Lender as follows, and agrees that each of said warranties and representations shall be deemed to continue until full, complete and indefeasible payment and performance of this Note:

                  a. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Colorado and has the corporate power and authority, rights and franchises to own its property and assets and to carry on its business as now conducted.

                  b. Borrower has the corporate power and authority to execute, deliver and perform the terms of the Loan Documents and all other instruments and documents contemplated hereby or thereby.

         8. BORROWER'S NEGATIVE COVENANTS. Until full, complete and indefeasible payment and performance of the Obligations, unless Lender shall otherwise consent in writing, Borrower covenants and agrees that it shall not create, incur, assume or suffer to exist any Lien of any nature upon or with respect to any of its Property, whether now or hereafter owned, leased or acquired, unless such Lien is subordinate to the Lien created by the Security Agreement.

         9. Default. Each of the following events shall be an "Event of Default" hereunder:

                  a. Borrower fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable, whether upon demand, at stated maturity, by acceleration or otherwise, and such failure shall not have been cured to Lender's satisfaction within five (5) calendar days; or

                  b. Any representation or warranty made by or on behalf of Borrower in this Note or any of the other Loan Documents or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false, misleading or incomplete in any material respect when made.

Upon the occurrence of an Event of Default hereunder, all unpaid principal shall bear interest at the rate specified in Section 2 of this Note plus five percent (5%), and all unpaid principal, accrued interest and other amounts owing hereunder shall be immediately collectible by Lender pursuant to applicable law.





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         10. Waivers. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred by or on behalf of Lender, including, without limitation, reasonable attorneys' fees, costs and other expenses.

         11. Expenses. Each party shall bear its own costs and expenses incurred in connection with the negotiation, amendment, modification, or its performance or compliance with the terms of this Note, including any litigation, contest, dispute, suit, proceeding or action seeking to enforce any Obligations of, or collecting any payments due from, Borrower under this Note).

         12. No Waiver by Lender. No failure or delay on the part of Lender in the exercise of any power, right or privilege under this Note or any of the other Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

         13. Notices. Except as otherwise provided in this Note, any notice or other communication herein required or permitted to be given shall be in writing and may be delivered in person, with receipt acknowledged, or sent by telex, facsimile, telecopy, computer transmission or by United States mail, registered or certified, return receipt requested, or by Federal Express or other nationally recognized overnight courier service, postage prepaid and confirmation of receipt requested, and addressed as set forth on the signature pages to this Note or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which the same shall have been personally delivered, with receipt acknowledged, or sent by telex, facsimile, telecopy or computer transmission (with appropriate answerback), three (3) Business Days after the same shall have been deposited in the United States mail or on the next succeeding Business Day if the same has been sent by Federal Express or other nationally recognized overnight courier service. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         14. Headings. Section and subsection headings in this Note are included herein for convenience of reference only and shall not constitute a part of this Note for any other purpose or be given any substantive effect.

         15. Severability. Whenever possible, each provision of this Note and each of the other Loan Documents shall be interpreted in such a manner as to be valid, legal and enforceable under the applicable law of any jurisdiction. Without limiting the generality of the foregoing sentence, in case any provision of this Note or any of the other Loan Documents shall be invalid, illegal or unenforceable under the applicable law of any jurisdiction, the validity,




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legality and enforceability of the remaining provisions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.

         16. Entire Agreement; Construction; Amendments and Waivers.

                  a. This Note and each of the other Loan Documents, taken together, constitute and contain the entire agreement among Borrower and Lender and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. Borrower and Lender agree that they intend the literal words of this Note and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish Borrower's or Lender's actual intentions.

                  b. Any and all other amendments, modifications, discharges or waivers of, or consents to any departures from any provision of this Note or of any of the other Loan Documents shall not be effective without the written consent of Lender. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent effected in accordance with this Section 16 shall be binding upon Lender and on Borrower.

         17. Reliance by Lender. All covenants, agreements, representations and warranties made herein by Borrower shall, notwithstanding any investigation by Lender be deemed to be material to and to have been relied upon by Lender.

         18. Marshalling; Payments Set Aside. Lender shall be under no obligation to marshall any assets in favor of Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to Lender, or Lender enforces its Liens or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under the Bankruptcy Code or under any other similar federal or state law, common law or equitable cause, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

         19. No Set-Offs by Borrower. All sums payable by Borrower under this Note or pursuant to any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

         20. Binding Effect, Assignment. This Note and the other Loan Documents shall be binding upon and shall inure to the benefit of the parties hereto and thereto and their respective successors and assigns, except that Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of Lender. Subject to the




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limitations of this Section 20, Lender may also grant, from time to time, participation interests in the interests of Lender under this Note and the other Loan Documents without notice to, or approval of, Borrower. The grant of such a participation interest shall be on such terms as Lender determines are appropriate, provided only that (i) the holder of such participation interest shall not have any of the rights of a Lender under this Agreement and (ii) the consent of the holder of such a participation interest shall not be required for amendments or waivers of provisions of the Loan Documents.

         21. Equitable Relief. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Note or any of the other Loan Documents, any remedy at law may prove to be inadequate relief to Lender; therefore, Borrower agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         22. Governing Law. Except as otherwise expressly provided in any of the Loan Documents, in all respects, including all matters of construction, validity and performance, this Note and the Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state.

         23. Defined Terms. As used herein, the following terms have the following meanings:

                  "Bankruptcy Code" means the Bankruptcy Code of 1978, as amended, as codified under Title 11 of the United States Code, and the Bankruptcy Rules promulgated thereunder, as the same may be in effect from time to time.

                  "Business Day" means any day which is not a Saturday, Sunday or a legal holiday under the laws of the State of California or is not a day on which banking institutions located in the State of California are authorized or permitted by law or other governmental action to close.

                  "Governmental Authority" means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

                  "Lien" means any mortgage, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any Property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of or agreement to file or deliver any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.




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              "Obligations" means all loans, advances, liabilities and
obligations for monetary amounts owing by Borrower to Lender, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind or nature, arising under any of the Loan Documents. This term includes, without limitation, all principal, interest (including interest that accrues after the commencement of a case or proceeding against Borrower under the Bankruptcy
Code), fees, including, without limitation, any and all prepayment fees, facility fees, commitment fees, arrangement fees, agent fees and attorneys' fees and any and all other fees, expenses, costs or other sums chargeable to Borrower under any of the Loan Documents.

                  "Person" means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or Governmental Authority.

                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

                  "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California, as the same may be amended, modified or restated.

                                  "Borrower"

                                  EDNET, INC.
                                  a Colorado corporation


                                  By: __________________________________
                                           Tom Kobayashi
                                           Chief Executive Officer

                                  Notices to be sent to Borrower at:

                                  Ednet, Inc.
                                  One Union Street
                                  San Francisco, California  94111
                                  Attention:       Tom Kobayashi,
                                                   Chairman and Chief Executive
                                                   Officer
                                  Telephone:       (415) 274-8800
                                  Facsimile:       (415) 274-8801






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                                     Notices to be sent to Lender at:

                                     Morgan Fuller Capital Group L.L.C.
                                     595 Market Street, Suite 2100
                                     San Francisco, California  94105
                                     Attention:       Gordon R. Taubenheim
                                                      Managing Director
                                     Telephone:       (415) 977-1500
                                     Facsimile:       (415) 977-1510




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